Western Asset Municipal
Money Market Fund
Item 77C

Additional Shareholder Information (unaudited)
Results of a Special Meetings of Shareholders

On January 12, 2007, a Special Meeting of Shareholders was held to vote at a Trust level on various proposals recently approved by the Fund?s Trustees. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) Election of Trustees and (2) Revise, Remove and Convert Fundamental Investment Policies.

1. Election of Trustees
Nominees 			Votes For    Withheld 	     Abstentions
Elliot J. Berv 		3,536,583,331.080   188,154,322.220 	0.000
A. Benton Cocanougher   3,536,961,825.500   187,775,827.800 	0.000
Jane F. Dasher 	        3,537,796,779.400   186,940,873.900 	0.000
Mark T. Finn 		3,536,011,213.010   188,726,440.290 	0.000
Rainer Greeven 		3,534,201,857.990   190,535,795.310	0.000
Stephen Randolph Gross  3,535,276,796.410   189,460,856.890     0.000
Richard E. Hanson, Jr.  3,536,227,577.240   188,510,076.060     0.000
Diana R. Harrington     3,536,662,535.860   188,075,117.440     0.000
Susan M. Heilbron       3,535,658,319.900   189,079,333.400     0.000
Susan B. Kerley         3,535,408,987.950   189,328,665.350     0.000
Alan G. Merten 		3,534,790,092.950   189,947,560.350 	0.000
R. Richardson Pettit 	3,536,237,420.970   188,500,232.330 	0.000
R. Jay Gerken, CFA 	3,536,057,625.710   188,680,027.590 	0.000


2. Revise, Remove and Convert Fundamental Investment Policies
								 Broker
Items Voted On 	Votes For	    Votes Against   Abstentions  Non-Votes
Revise:
Borrowing Money  3,444,593,705.940  201,271,411.310 78,872,536.050 0.000
Underwriting     3,444,849,299.300  197,700,281.240 82,188,072.760 0.000
Lending          3,438,187,758.740  207,692,929.600 78,856,964.960 0.000
Issuing Senior
Securities       3,445,359,891.910  201,083,600.230 78,294,161.160 0.000
Real Estate      3,435,009,211.950  209,838,883.760 79,889,557.590 0.000
Commodities      3,431,757,981.900  206,051,487.420 86,928,183.980 0.000
Concentration    3,448,480,944.850  198,048,506.360 78,208,202.090 0.000
Remove:
Diversification  3,438,862,730.720  205,561,467.780 80,313,454.800 0.000
Convert:
Investment Objective
From Fundamental to
Non-Fundamental  3,424,694,565.940  216,817,398.030 83,225,689.330 0.000